Exhibit 99.1

Bluejay Diagnostics Regains Compliance with

Nasdaq Minimum Bid Price Requirement

ACTON, Mass., August 9, 2023 – Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay” or the “Company”), a medical technology company developing rapid diagnostics on its Symphony platform to improve patient outcomes in critical care settings, announced today that on August 8, 2023, it received a notification letter (the "Notification Letter") from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that it had regained compliance with the minimum bid price requirement set forth in the Nasdaq Listing Rule 5550(a)(2) (the "Nasdaq Capital Market Minimum Bid Price Requirement").

On October 25, 2022, the Company received a notification letter from Nasdaq notifying the Company that it is not in compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock needed to be at least $1.00 or higher for a minimum of ten consecutive business days. On July 24, 2023, the Company executed a reverse stock split of its shares of common stock. Subsequently, on August 8, 2023, the Company received the letter from Nasdaq that, based on the closing bid price of the Company’s common stock having been at least $1.00 per share for the required period, the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and the minimum bid price deficiency matter previously disclosed by the Company on October 25, 2022 is now closed.

About the SymphonyTM System:

Bluejay’s Symphony System (the “Symphony System”) is designed to address the need for simple, reliable, rapid, near-patient testing by providing quantitative measurements of specific biomarkers to determine the need for additional patient care and monitoring. The user-friendly Symphony System will not require any sample preparation or dedicated staff and was shown in published clinical studies to deliver results in approximately 20 minutes.

The Symphony IL-6 Test is a development stage product candidate for investigational use only. It is limited by United States law to investigational use.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for triage and monitoring of disease progression. Bluejay’s first product candidate, an IL-6 Test for sepsis triage, is designed to provide accurate, reliable results in approximately 20 minutes from ‘sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements in this press release include, without limitation, the expected nature and timing of the Company’s planned FDA submission and related plans for clinical study amendment, whether the Company’s cash position will be sufficient to fund operations needed to achieve regulatory approval and initial commercialization of the Symphony IL-6 Test, and whether such regulatory approval will actually occur. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest”, “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events.

Investor Contact:

Alexandra Schuman

LifeSci Advisors

alex@lifesciadvisors.com

t: 646-876-3647